As filed with the Securities and Exchange Commission on February 16, 2024
Registration No. 333- 267568

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 3
to
FORM F-1
on FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Iris Energy Limited
(Exact Name of Registrant as Specified in Its Charter)

Australia		Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
Level 12, 44 Market Street Sydney, NSW 2000 Australia +61 2 7906 8301
(Address and telephone number of Registrant’s principal executive offices)
Cogency Global Inc. 122 E. 42nd Street, 18th Floor New York, New York 10168 (800) 221-0102
(Name, address and telephone number of agent for service)
Copies to:

Byron B. Rooney Marcel R. Fausten Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000	Cesilia Kim, Chief Legal Officer Iris Energy Limited Level 12, 44 Market Street Sydney, NSW 2000 Australia Tel: +61 2 7906 8301

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

On September 23, 2022, Iris Energy Limited (d/b/a IREN) (the “Registrant”) filed a Registration Statement on Form F-1 (Registration No. 333- 267568), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 26, 2023 (as amended, the “Registration Statement”). On February 15, 2023, the Registrant filed a Post-Effective Amendment No. 1 to the Registration Statement, which was declared effective by the SEC on February 23, 2023 and on September 13, 2023 the Registrant filed a Post-Effective Amendment No. 2 to the Registration Statement to Form F-1 on Form F-3, which was declared effective by the SEC on September 22, 2023. The Registration Statement registered the potential offer and sale from time to time by the securityholders named therein of up to 25,000,000 ordinary shares with no par value.

The Registrant is filing this Post-Effective Amendment No. 3 (the “Post-Effective Amendment No. 3”) to the Registration Statement to terminate the offering of its securities pursuant to the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 3, any and all securities registered under the Registration Statement that remain unsold as of immediately prior to the effectiveness of this Post-Effective Amendment No. 3 and terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on February 16, 2024.

Iris Energy Limited

By:	/s/ Daniel Roberts
	Name:	Daniel Roberts

	Title:	Co-Chief Executive Officer and Director

By:	/s/ William Roberts
	Name:	William Roberts

	Title:	Co-Chief Executive Officer and Director

No other person is required to sign this Post-Effective Amendment No. 3 in reliance upon Rule 478 under the Securities Act of 133, as amended.

 SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Iris Energy Limited has signed this registration statement on February 16, 2024.

Cogency Global Inc.

Authorized Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries

	Title:	Sr. Vice President on behalf of Cogency Global Inc.